|	NEWS
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Ford Delivers Record Third Quarter Pre-Tax Profit of $2.6 Billion; Improves Full Year Guidance+

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Record third quarter pre-tax profit of $2.6 billion, an increase of $426 million compared with a year ago; 17th consecutive quarter of profitability; third quarter earnings per share of 45 cents, an improvement of 5 cents per share compared with a year ago

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Net income of $1.3 billion, or 31 cents per share, down $359 million, or 10 cents per share, compared with a year ago due to pre-tax special item charges of $498 million. Special item charges included $250 million for separation-related actions, primarily in Europe to support the company’s transformation plan, and $145 million associated with Ford’s U.S. salaried retiree voluntary lump sum payout program as part of its pension de-risking strategy

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Top-line growth with wholesale volume and total company revenue up 16 percent and 12 percent, respectively, compared with a year ago; growth supported by year-over-year market share gains in all regions; fourth consecutive quarter of top-line growth

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Record third quarter pre-tax profit for Automotive sector; continued strong results in North America and a combined profit for regions outside North America for first time since second quarter 2011; record third quarter profit for Asia Pacific Africa; profitable in South America; loss in Europe, but improved substantially from second quarter and a year ago. Ford Credit remained solidly profitable

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Record third quarter Automotive operating-related cash flow of $1.6 billion; 14th consecutive quarter of positive operating-related cash flow; strong liquidity of $37.5 billion, an increase of $400 million from the end of the second quarter

•	First nine months pre-tax profit of $7.3 billion, an improvement of $1 billion compared with a year ago; first nine months net income of $4.1 billion

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Improved full year company financial guidance: Ford now expects total company pre-tax profit to be higher than 2012, improved from prior guidance of equal to or higher than 2012. Ford also now expects Automotive operating margin to be higher than last year rather than about equal. Ford continues to expect Automotive operating-related cash flow to be substantially higher than 2012

Financial Results Summary +	Third Quarter			First Nine Months
	2012	2013	B/(W) 2012	2012	2013	B/(W) 2012
Wholesales (000)	1,329	1,545	216	4,134	4,720	586
Revenue (Bils.)	$32.1	$36.0	$3.9	$97.8	$109.9	$12.1
Operating Results
Pre-tax results (Mils.)	$2,163	$2,589	$426	$6,285	$7,290	$1,005
After-tax results (Mils.)++	1,574	1,821	247	4,355	5,296	941
Earnings per share++	0.40	0.45	0.05	1.09	1.31	0.22
Special items pre-tax (Mils.)	$83	$(498)	$(581)	$(406)	$(1,257)	$(851)
Net income attributable to Ford
After-tax results (Mils.)	$1,631	$1,272	$(359)	$4,067	$4,116	$49
Earnings per share	0.41	0.31	(0.10)	1.02	1.02	—
Automotive
Operating-related cash flow (Bils.)	$0.7	$1.6	$0.9	$2.4	$5.6	$3.2

Gross cash (Bils.)	$24.1	$26.1	$2.0	$24.1	$26.1	$2.0
Debt (Bils.)	(14.2)	(15.8)	(1.6)	(14.2)	(15.8)	(1.6)
Net cash (Bils.)	$9.9	$10.3	$0.4	$9.9	$10.3	$0.4
See end notes on page 7.

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DEARBORN, Mich., Oct. 24, 2013 — Ford Motor Company [NYSE: F] delivered record third quarter 2013 pre-tax profit of $2.6 billion, reflecting continued strong performance in North America and a combined profit from the regions outside North America. In addition, Ford Credit remained solidly profitable.

Total company third quarter pre-tax profit of $2.6 billion was $426 million higher than a year ago. Third quarter earnings per share of 45 cents was 5 cents per share higher than a year ago.

Net income for the third quarter of $1.3 billion, or 31 cents per share, was down $359 million, or 10 cents per share, compared with a year ago due to pre-tax special item charges of $498 million. Special item charges included $250 million for separation-related actions, primarily in Europe to support the company’s transformation plan, and $145 million associated with Ford’s U.S. salaried retiree voluntary lump sum payout program as part of the company’s pension de-risking strategy.

Automotive operating-related cash flow was $1.6 billion, a third quarter record, marking the 14th consecutive quarter of positive performance. The company ended the third quarter with strong liquidity of $37.5 billion, an increase of $400 million compared with the end of the second quarter of 2013.

“Ford’s record results in the third quarter show the strength of our One Ford plan around the world,” said Alan Mulally, Ford president and CEO. “Working together, we remain committed to serving customers in all markets with a full family of vehicles, offering the very best quality, fuel efficiency, safety, smart design and value.”

During the quarter, Ford contributed $1.1 billion to its global funded pension plans, which included about $700 million of discretionary payments to its U.S. funded plans as part of the company’s pension de-risking strategy.

In the third quarter, the company settled about $700 million of pension obligations related to its U.S. salaried retiree voluntary lump sum program, and has settled $3.4 billion since the program began in August 2012. The lump sum program is about 80 percent complete and concludes at the end of the year.

Dividends paid in the third quarter totaled about $400 million.

AUTOMOTIVE SECTOR

	Third Quarter				First Nine Months
	2012	2013	B/(W) 2012		2012	2013	B/(W) 2012
Wholesales (000)	1,329	1,545	216		4,134	4,720	586
Revenue (Bils.)	$30.2	$33.9	$3.7		$92.1	$103.8	$11.7
Operating Margin (Pct.)	6.3%	7.0%	0.7	pts.	5.9%	6.2%	0.3	pts.
Pre-tax results (Mils.)	$1,775	$2,226	$451		$4,994	$5,973	$979

Total Automotive third quarter wholesale volume and revenue were up strongly from a year ago. The higher volume reflects higher market share in all regions, improved industry volumes in all regions except South America and favorable changes in dealer stocks in all regions. The growth in revenue primarily reflects higher volume, as well as net pricing gains in all regions.

Third quarter operating margin, at 7 percent, was seven-tenths of a percentage point better than a year ago.

First nine months volume and revenue were higher than a year ago by 14 percent and 13 percent, respectively.

“North America continues to achieve strong profits and we saw significantly improved results outside North America,” said Bob Shanks, executive vice president and chief financial officer. “We substantially reduced our losses in Europe, set a record third quarter profit in Asia Pacific Africa and saw a $150 million improvement in South America.”

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North America

	Third Quarter				First Nine Months
	2012	2013	B/(W) 2012		2012	2013	B/(W) 2012
Wholesales (000)	659	744	85		2,029	2,328	299
Revenue (Bils.)	$19.5	$21.7	$2.2		$57.8	$66.4	$8.6
Operating Margin (Pct.)	12.0%	10.6%	(1.4)	pts.	11.2%	10.7%	(0.5)	pts.
Pre-tax results (Mils.)	$2,328	$2,308	$(20)		$6,471	$7,079	$608

For the sixth time in the last seven quarters, North America achieved a pre-tax profit of $2 billion or more and an operating margin of 10 percent or more. Third quarter pre-tax profit was about equal to last year’s record profit. Favorable market factors — volume and mix and net pricing — were offset, for the most part, by higher costs, including investment in new products.

Third quarter results were driven by a strong industry and a robust full-size pickup segment, along with Ford’s strong product lineup, U.S. market share growth, continued discipline in matching production to real demand and a lean cost structure — even as the company invests more in product and capacity for future growth.

Wholesale volume and revenue increased 13 percent and 12 percent, respectively, from a year ago. The volume improvement mainly reflects higher U.S. industry sales, favorable changes in dealer stocks and higher U.S. market share. Higher volume drove the revenue increase.

In the first nine months of the year, North America’s operating margin was 10.7 percent, five-tenths of a percentage point lower than a year ago, while pre-tax profit was about $7 billion, up about $600 million. Wholesale volume and revenue both improved 15 percent compared with 2012.

For full year 2013, Ford’s guidance for North America remains unchanged. The company continues to expect higher pre-tax profit compared with 2012 and operating margin of about 10 percent.

South America

	Third Quarter				First Nine Months
	2012	2013	B/(W) 2012		2012	2013	B/(W) 2012
Wholesales (000)	117	143	26		354	403	49
Revenue (Bils.)	$2.3	$2.8	$0.5		$7.0	$8.1	$1.1
Operating Margin (Pct.)	0.4%	5.6%	5.2	pts.	1.0%	1.1%	0.1	pts.
Pre-tax results (Mils.)	$9	$159	$150		$68	$92	$24

South America continues to execute the company’s strategy of expanding its product lineup, while progressively replacing legacy products with global One Ford offerings. The company’s new products continue to perform well. Customer response to the Ranger pickup and refreshed Fiesta remains strong, and EcoSport and Fusion continue to be segment leaders.

South America’s pre-tax profit of $159 million in the third quarter was $150 million higher compared with the prior year. Market factors more than explain the improvement.

Wholesale volume and revenue increased strongly from a year ago, both up 22 percent. The higher volume reflects increased market share and favorable changes in dealer stocks. The growth in revenue was driven by the higher volume and net pricing gains, offset partially by unfavorable exchange.

South America’s first nine months volume, revenue, operating margin and profit all improved from a year ago.

The overall environment in South America remains uncertain, but given the company’s performance in the first nine months, Ford now expects South America to be about breakeven to profitable for the full year. This is an improvement from prior guidance of about breakeven.

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Europe

	Third Quarter				First Nine Months
	2012	2013	B/(W) 2012		2012	2013	B/(W) 2012
Wholesales (000)	295	310	15		1,026	1,042	16
Revenue (Bils.)	$5.8	$6.5	$0.7		$20.1	$20.8	$0.7
Operating Margin (Pct.)	(8.0)%	(3.5)%	4.5	pts.	(5.1)%	(5.0)%	0.1	pts.
Pre-tax results (Mils.)	$(468)	$(228)	$240		$(1,021)	$(1,038)	$(17)

In the third quarter 2013, Europe remained on track in executing its transformation plan.

Europe’s third quarter pre-tax loss of $228 million was $240 million better than a year ago, with all factors favorable, except costs associated with restructuring. Europe’s results have improved sequentially in each quarter this year.

In the third quarter, wholesale volume and revenue improved from a year ago by 5 percent and 12 percent, respectively, the second consecutive quarter of year-over-year top-line improvement. The volume increase reflects higher industry sales, lower dealer stock reductions than a year ago and higher market share. The increase in Europe’s revenue mainly reflects the higher volume.

Europe’s operating margin for the first nine months was negative 5 percent and the pre-tax loss was $1 billion, both about equal to a year ago, despite about $400 million of restructuring costs incurred this year and lower industry volume. Volume and revenue were up slightly from a year ago.

The company now expects its full year loss in Europe to be less than 2012. This is an improvement from prior guidance of a loss about the same as a year ago, reflecting the progress the company is making on its Europe transformation plan.

Asia Pacific Africa

	Third Quarter				First Nine Months
	2012	2013	B/(W) 2012		2012	2013	B/(W) 2012
Wholesales (000)	258	348	90		725	947	222
Revenue (Bils.)	$2.6	$2.9	$0.3		$7.2	$8.5	$1.3
Operating Margin (Pct.)	1.7%	4.4%	2.7	pts.	(1.6)%	3.6%	5.2	pts.
Pre-tax results (Mils.)	$45	$126	$81		$(116)	$309	$425

Ford’s strategy in Asia Pacific Africa is to grow aggressively with an expanding portfolio of global One Ford products tailored for the region and with manufacturing hubs in China, India and ASEAN. Implementation of this strategy continues to gain momentum.

In the third quarter, Asia Pacific Africa reported its fifth consecutive quarterly profit with pre-tax results of $126 million, an improvement of $81 million compared with a year ago. Third quarter results reflect favorable top-line factors, offset partially by higher costs, as the company continues to invest for further growth.

In the third quarter, wholesale volume was up 35 percent from a year ago, and revenue, which excludes the company’s China joint ventures, grew 7 percent. The higher volume reflects mainly improved market share, with higher industry volume and favorable changes in dealer stock also contributing. Higher revenue primarily reflects favorable volume and mix.

Asia Pacific Africa’s third quarter market share was 3.7 percent, six-tenths of a percentage point higher than a year ago and a quarterly record. The improvement was driven by China, where Ford’s market share improved eight-tenths of a percentage point to equal last quarter’s record of 4.3 percent, reflecting mainly strong sales of the Kuga, EcoSport and Focus.

For the first nine months, volume, revenue, operating margin and profit all improved from a year ago.

Ford’s guidance for Asia Pacific Africa is unchanged. The region is expected to be profitable for the full year.

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Other Automotive

The third quarter loss of $139 million in Other Automotive reflects net interest expense, offset partially by a favorable fair market value adjustment on the company’s investment in Mazda.

For the full year, Ford now expects net interest expense to be at the lower end of its prior guidance of $800 million to $850 million.

Production Volumes*

	2013
	Third Quarter		Fourth Quarter
	Actual		Forecast
	Units	O/(U) 2012	Units	O/(U) 2012
	(000)	(000)	(000)	(000)
North America	751	78	770	35
South America	125	21	110	(6)
Europe	323	4	335	(5)
Asia Pacific Africa	348	84	380	78
Total	1,547	187	1,595	102
* Includes Ford brand and JMC brand vehicles to be produced by unconsolidated affiliates

In the third quarter, Ford produced about 1.5 million units, or 187,000 higher than in the third quarter of 2012, reflecting higher volumes in all regions.

In the fourth quarter, Ford expects total company production will be about 1.6 million units, 102,000 units higher than a year ago. This includes a reduction of 15,000 units from the company’s prior guidance for North America.

FINANCIAL SERVICES SECTOR

	Third Quarter			First Nine Months
	2012	2013	B/(W) 2012	2012	2013	B/(W) 2012
Revenue (Bils.)	$1.9	$2.1	$0.2	$5.7	$6.1	$0.4
Ford Credit pre-tax results (Mils.)	$393	$427	$34	$1,283	$1,388	$105
Other Financial Services pre-tax results (Mils.)	(5)	(64)	(59)	8	(71)	(79)
Financial Services pre-tax results (Mils.)	$388	$363	$(25)	$1,291	$1,317	$26

Ford Motor Credit Company

Ford Credit’s third quarter profit of $427 million improved $34 million from a year ago, more than explained by higher volume in North America. The drivers of higher volume were an increase in leasing, reflecting changes in Ford’s marketing programs, as well as higher non-consumer finance receivables due to higher dealer stocks.

Ford Credit remains key to Ford’s global growth strategy, providing world-class dealer and customer financial services, maintaining a strong balance sheet, and producing solid profits and distributions.

For full year 2013, Ford Credit continues to expect pre-tax profit to be about equal to 2012. Ford Credit now expects year-end managed receivables of about $100 billion, which is within the prior range of $97 billion to $102 billion, and distributions of about $400 million, up from $200 million previously planned, reflecting a fourth quarter reduction in Ford Credit’s tax liability.

Other Financial Services

The third quarter loss of $64 million for Other Financial Services primarily reflects charges related to the sale of a portfolio of finance receivables that was not included in the company’s sale of the Volvo auto business in 2010.

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OUTLOOK

Ford’s planning assumptions and key metrics include the following:

					Memo:
		2012	2013		2013
		Full	Full		First
		Year	Year		Nine Months
		Results	Plan	Outlook	Results
	Planning Assumptions
	Industry Volume* -- U.S. (Mils.)	14.8	15.0 - 16.0	15.9	15.8
	Industry Volume* -- Europe (Mils.)**	14.0	13.0 - 14.0	13.6	13.6
	Industry Volume* -- China (Mils.)	19.0	19.5 - 21.5	21.7	21.6

	Operational Metrics
	Compared with Prior Year:
	- U.S. Market Share	15.2%	Higher	On Track	15.8%
	- Europe Market Share**	7.9	About Equal	On Track	8.0
	- China Market Share***	3.2	Higher	On Track	4.0

	- Quality	Mixed	Improve	Mixed	Mixed

	Financial Metrics
	Compared with Prior Year:
	- Total Company Pre-Tax Operating Profit (Bils.)****	$8.0	About Equal	Higher	$7.3
	- Automotive Operating Margin****	5.3%	About Equal / Lower	Higher	6.2%
	- Automotive Operating-Related Cash Flow (Bils.)*****	$3.4	Higher	Substantially Higher	$5.6

*	Includes medium and heavy trucks
**	The 19 markets Ford tracks
***	Includes Ford and JMC brand vehicles produced in China by unconsolidated affiliates
****	Excludes special items; Automotive operating margin is defined as Automotive pre-tax results, excluding special items and Other Automotive, divided by Automotive revenue
*****	See “Operating-Related Cash Flows Reconciliation to GAAP” table on page 13; full year 2012 reconciliation provided in Ford’s 2012 Form 10-K report

The company’s third quarter operating effective tax rate was about 33 percent. The company now expects its full year operating effective tax rate to be less than 30 percent, compared with 32 percent last year. This reflects a year-to-date tax rate of about 31 percent and a fourth quarter reduction in Ford Credit’s tax liability.

Ford remains focused on delivering the key aspects of its One Ford plan, which are unchanged:

•	Aggressively restructuring to operate profitably at the current demand and changing model mix

•	Accelerating the development of new products that customers want and value

•	Financing the plan and improving the balance sheet

•	Working together effectively as one team, leveraging Ford’s global assets

“We are on track for another strong year in 2013,” Mulally said. “Our One Ford plan continues to deliver profitable growth for all of our stakeholders.”

###

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+
The financial results discussed herein are presented on a preliminary basis; final data will be included in Ford’s Quarterly Report on Form 10-Q for the period ended September 30, 2013. The following information applies to the information throughout this release:

•	Pre-tax results exclude special items unless otherwise noted.

•
All references to records by Automotive business units are for the period 2001 through the present, as comparative business unit results for Ford North America, Ford South America, Ford Europe and Ford Asia Pacific Africa are not available prior to such period.

•
See tables at the end of this release for the nature and amount of special items, and reconciliation of items designated as “excluding special items” to U.S. generally accepted accounting principles (“GAAP”). Also see the tables for reconciliation to GAAP of Automotive gross cash, operating-related cash flow and net interest.

•
Discussion of overall Automotive cost changes is measured primarily at present-year exchange and excludes special items and discontinued operations; in addition, costs that vary directly with production volume, such as material, freight and warranty costs, are measured at present-year volume and mix.

•
Wholesale unit sales and production volumes include the sale or production of Ford-brand and JMC-brand vehicles by unconsolidated affiliates. JMC refers to our Chinese joint venture, Jiangling Motors Corporation. See materials supporting the October 24, 2013, conference calls at www.shareholder.ford.com for further discussion of wholesale unit volumes.

++	Excludes special items and “Income/(Loss) attributable to non-controlling interests.” See tables at the end of this release for the nature and amount of these special items and reconciliation to GAAP.

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Risk Factors

Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	Decline in industry sales volume, particularly in the United States or Europe, due to financial crisis, recession, geopolitical events, or other factors;

•	Decline in Ford’s market share or failure to achieve growth;

•	Lower-than-anticipated market acceptance of Ford’s new or existing products;

•	Market shift away from sales of larger, more profitable vehicles beyond Ford’s current planning assumption, particularly in the United States;

•	An increase in or continued volatility of fuel prices, or reduced availability of fuel;

•	Continued or increased price competition resulting from industry excess capacity, currency fluctuations, or other factors;

•	Fluctuations in foreign currency exchange rates, commodity prices, and interest rates;

•	Adverse effects resulting from economic, geopolitical, or other events;

•
Economic distress of suppliers that may require Ford to provide substantial financial support or take other measures to ensure supplies of components or materials and could increase costs, affect liquidity, or cause production constraints or disruptions;

•
Work stoppages at Ford or supplier facilities or other limitations on production (whether as a result of labor disputes, natural or man-made disasters, tight credit markets or other financial distress, production constraints or difficulties, or other factors);

•	Single-source supply of components or materials;

•	Labor or other constraints on Ford’s ability to maintain competitive cost structure;

•	Substantial pension and postretirement health care and life insurance liabilities impairing our liquidity or financial condition;

•	Worse-than-assumed economic and demographic experience for postretirement benefit plans (e.g., discount rates or investment returns);

•	Restriction on use of tax attributes from tax law “ownership change;”

•	The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns, or increased warranty costs;

•	Increased safety, emissions, fuel economy, or other regulations resulting in higher costs, cash expenditures, and/or sales restrictions;

•	Unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise;

•
A change in requirements under long-term supply arrangements committing Ford to purchase minimum or fixed quantities of certain parts, or to pay a minimum amount to the seller (“take-or-pay” contracts);

•	Adverse effects on results from a decrease in or cessation or clawback of government incentives related to investments;

•	Inherent limitations of internal controls impacting financial statements and safeguarding of assets;

•	Cybersecurity risks to operational systems, security systems, or infrastructure owned by Ford, Ford Credit, or a third-party vendor or supplier;

•	Failure of financial institutions to fulfill commitments under committed credit and liquidity facilities;

•
Inability of Ford Credit to access debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts, due to credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors;

•	Higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles;

•	Increased competition from banks or other financial institutions seeking to increase their share of financing Ford vehicles; and

•	New or increased credit, consumer, or data protection or other regulations resulting in higher costs and/or additional financing restrictions.

We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

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CONFERENCE CALL DETAILS

Ford Motor Company [NYSE:F] releases its preliminary third quarter 2013 financial results at 7 a.m. EDT today. The following briefings will be conducted after the announcement:

•
At 9 a.m. EDT, Alan Mulally, Ford president and chief executive officer, and Bob Shanks, Ford executive vice president and chief financial officer, will host a conference call to discuss the 2013 third quarter financial results.

•
At 11 a.m. EDT, Neil Schloss, Ford vice president and treasurer, Stuart Rowley, Ford vice president and controller, and Mike Seneski, chief financial officer, Ford Motor Credit Company, will host a conference call focusing on Ford Motor Credit Company’s 2013 third quarter financial results.

Listen-only presentations and supporting materials will be available on the Internet at www.shareholder.ford.com. Representatives of the investment community will have the opportunity to ask questions on both conference calls, as will representatives of the news media on the first call.
Access Information - Thursday, Oct. 24, 2013
Earnings Call: 9 a.m. (EDT)
Toll Free: 1.800.510.0219
International: 1.617.614.3451
Earnings Passcode: Ford Earnings
Fixed Income: 11 a.m. (EDT)
Toll Free: 1.866.515.2907
International: 1.617.399.5121
Fixed Income Passcode: Ford Fixed Income
REPLAYS
(Available after 2 p.m. (EDT) the day of the event through Thursday, Oct. 31)
www.shareholder.ford.com
Toll Free: 1.888.286.8010
International: 1.617.801.6888
Replay Passcodes:
Earnings: 69976870
Fixed Income: 16609400

About Ford Motor Company
Ford Motor Company, a global automotive industry leader based in Dearborn, Mich., manufactures or distributes automobiles across six continents. With about 180,000 employees and 65 plants worldwide, the company’s automotive brands include Ford and Lincoln. The company provides financial services through Ford Motor Credit Company. For more information about Ford and its products worldwide please visit www.corporate.ford.com.

# # #

Contact(s):	Media:	Equity Investment	Fixed Income	Shareholder
		Community:	Investment	Inquiries:
			Community:
	Jay Cooney	Larry Heck	Steve Dahle	1.800.555.5259
	1.313.319.5477	1.313.594.0613	1.313.621.0881	1.313.845.8540
	jcoone17@ford.com	fordir@ford.com	fixedinc@ford.com	stockinf@ford.com

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TOTAL COMPANY
CALCULATION OF EARNINGS PER SHARE
		Third Quarter 2013		First Nine Months 2013
		Net Income Attributable to Ford	After-Tax Operating Results Excl. Special Items*	Net Income Attributable to Ford	After-Tax Operating Results Excl. Special Items*
	After-Tax Results (Mils.)
	After-tax results*	$1,272	$1,821	$4,116	$5,296
	Effect of dilutive 2016 Convertible Notes**	10	12	33	36
	Effect of dilutive 2036 Convertible Notes**	—	—	1	1
	Diluted after-tax results	$1,282	$1,833	$4,150	$5,333

	Basic and Diluted Shares (Mils.)
	Basic shares (Average shares outstanding)	3,942	3,942	3,933	3,933
	Net dilutive options	53	53	52	52
	Dilutive 2016 Convertible Notes	98	98	98	98
	Dilutive 2036 Convertible Notes	3	3	3	3
	Diluted shares	4,096	4,096	4,086	4,086

	EPS (Diluted)	$0.31	$0.45	$1.02	$1.31

*	Excludes Income/(Loss) attributable to non-controlling interests; special items detailed on page 12
**
As applicable, includes interest expense, amortization of discount, amortization of fees, and other changes in income or loss that result from the application of the if-converted method for convertible securities

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TOTAL COMPANY
INCOME FROM CONTINUING OPERATIONS
	Third Quarter		First Nine Months
	2012	2013	2012	2013
	(Mils.)	(Mils.)	(Mils.)	(Mils.)
Automotive
North America	$2,328	$2,308	$6,471	$7,079
South America	9	159	68	92
Europe	(468)	(228)	(1,021)	(1,038)
Asia Pacific Africa	45	126	(116)	309
Other Automotive	(139)	(139)	(408)	(469)
Total Automotive (excl. special items)	$1,775	$2,226	$4,994	$5,973
Special items -- Automotive	83	(498)	(406)	(1,257)
Total Automotive	$1,858	$1,728	$4,588	$4,716

Financial Services
Ford Credit	$393	$427	$1,283	$1,388
Other Financial Services	(5)	(64)	8	(71)
Total Financial Services	$388	$363	$1,291	$1,317

Total Company
Pre-tax results	$2,246	$2,091	$5,879	$6,033
(Provision for)/Benefit from income taxes	(613)	(818)	(1,810)	(1,914)
Net income	$1,633	$1,273	$4,069	$4,119
Less: Income/(Loss) attributable to non-controlling interests	2	1	2	3
Net income attributable to Ford	$1,631	$1,272	$4,067	$4,116

Memo: Excluding special items
Pre-tax results	$2,163	$2,589	$6,285	$7,290
(Provision for)/Benefit from income taxes	(587)	(767)	(1,928)	(1,991)
Less: Income/(Loss) attributable to non-controlling interests	2	1	2	3
After-tax results	$1,574	$1,821	$4,355	$5,296

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TOTAL COMPANY
SPECIAL ITEMS
		Third Quarter		First Nine Months
		2012	2013	2012	2013
		(Mils.)	(Mils.)	(Mils.)	(Mils.)
	Personnel and Dealer-Related Items
	Separation-related actions*	$(18)	$(250)	$(290)	$(700)
	Mercury discontinuation / Other dealer actions	(18)	—	(47)	—
	Total Personnel and Dealer-Related Items	$(36)	$(250)	$(337)	$(700)

	Other Items
	U.S. pension lump sum program	$—	$(145)	$—	$(439)
	Loss on sale of two component businesses	(1)	—	(174)	—
	FCTA - subsidiary liquidation	—	(103)	(4)	(103)
	AAI consolidation	136	—	136	—
	Other	(16)	—	(27)	(15)
	Total Other Items	$119	$(248)	$(69)	$(557)

	Total Special Items	$83	$(498)	$(406)	$(1,257)

	Tax Special Items	$(26)	$(51)	$118	$77

	Memo:
	Special Items impact on earnings per share**	$0.01	$(0.14)	$(0.07)	$(0.29)

*	For 2013, primarily related to separation costs for personnel at the Genk and U.K. facilities
**	Includes related tax effect on special items and tax special items

NET INTEREST RECONCILIATION TO GAAP
		Third Quarter		First Nine Months
		2012	2013	2012	2013
		(Mils.)	(Mils.)	(Mils.)	(Mils.)

	Interest expense (GAAP)	$(198)	$(204)	$(571)	$(617)
	Interest income (GAAP)	68	38	220	125
	Subtotal	$(130)	$(166)	$(351)	$(492)

	Adjusted for items included / excluded from net interest:
	Include: Gains/(Losses) on cash equivalents & marketable securities*	33	34	64	(7)
	Include: Gains/(Losses) on extinguishment of debt	—	—	—	(18)
	Other	(19)	(29)	(55)	(80)
	Net Interest	$(116)	$(161)	$(342)	$(597)

*	Excludes mark-to-market adjustments of our investment in Mazda

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AUTOMOTIVE SECTOR
GROSS CASH RECONCILIATION TO GAAP
		2012		2013
		Sep. 30	Dec. 31	Mar. 31	Jun. 30	Sep. 30
		(Bils.)	(Bils.)	(Bils.)	(Bils.)	(Bils.)

	Cash and cash equivalents	$6.2	$6.2	$6.0	$5.5	$5.7
	Marketable securities	17.9	18.2	18.2	20.2	20.4
	Total cash and marketable securities (GAAP)	$24.1	$24.4	$24.2	$25.7	$26.1

	Securities in transit*	—	(0.1)	—	—	—
	Gross cash	$24.1	$24.3	$24.2	$25.7	$26.1

*	The purchase or sale of marketable securities for which the cash settlement was not made by period end and for which there was a payable or receivable recorded on the balance sheet at period end

AUTOMOTIVE SECTOR
OPERATING-RELATED CASH FLOWS RECONCILIATION TO GAAP
	Third Quarter		First Nine Months
	2012	2013	2012	2013
	(Bils.)	(Bils.)	(Bils.)	(Bils.)

Cash flows from operating activities of continuing operations (GAAP)	$1.4	$2.0	$4.1	$6.4

Items included in operating-related cash flows
Capital expenditures	(1.3)	(1.5)	(3.6)	(4.6)
Proceeds from the exercise of stock options	—	0.1	—	0.3
Net cash flows from non-designated derivatives	(0.3)	(0.1)	(0.6)	(0.3)

Items not included in operating-related cash flows
Cash impact of Job Security Benefits and personnel-reduction actions	—	0.1	0.3	0.2
Pension contributions	0.6	1.1	2.5	3.9
Tax refunds and tax payments from affiliates	—	—	(0.1)	(0.3)
Settlement of outstanding obligation with affiliates	—	—	(0.3)	—
Other	0.3	(0.1)	0.1	—
Operating-related cash flows	$0.7	$1.6	$2.4	$5.6

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